     As filed with the Securities and Exchange Commission on March 24, 1999

                                                      Registration No. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                TRIBUNE COMPANY
             (Exact name of registrant as specified in its charter)

               Delaware                              36-1880355
       (State of incorporation)         (I.R.S. Employer Identification No.)

                           435 North Michigan Avenue
                            Chicago, Illinois 60611
                                 (312) 222-9100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                 David J. Granat, Vice President and Treasurer
                                Tribune Company
                           435 North Michigan Avenue
                            Chicago, Illinois 60611
                                 (312) 222-3897
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
     Larry A. Barden           Crane H. Kenney            Edward S. Best
   Kevin F. Blatchford      Vice President/General     Mayer, Brown & Platt
     Sidley & Austin        Counsel and Secretary    190 South LaSalle Street
 One First National Plaza      Tribune Company       Chicago, Illinois 60603-
 Chicago, Illinois 60603  435 North Michigan Avenue            3441
                           Chicago, Illinois 60611

                                --------------

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                               Proposed       Proposed
                                                               Maximum        Maximum
                                                              Aggregate      Aggregate      Amount of
                                              Amount to be      Price      Offering Price  Registration
    Title of Securities to be Registered     Registered (1)    Per Unit         (1)            Fee
-------------------------------------------------------------------------------------------------------
 Debt Securities and Warrants to Purchase
  Debt Securities..........................  $1,500,000,000      (2)       $1,500,000,000    $417,000
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) In United States dollars or the equivalent thereof in foreign denominated currencies or composite currencies; or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate public offering price or purchase price of $1,500,000,000 or the equivalent thereof in foreign denominated currencies or composite currencies. Estimated solely for purposes of calculating the registration fee.
(2) The maximum offering price per unit has been omitted pursuant to Rule
    457(o) under the Securities Act of 1933 and Securities Act Release No.
    6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 and reflects the public offering price rather than the principal amount of any Debt Securities issued at a discount.

                                --------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

                   Subject To Completion, Dated        , 1999

Prospectus

--------------------------------------------------------------------------------

                                Tribune Company

                              Debt Securities and
                      Warrants to Purchase Debt Securities
--------------------------------------------------------------------------------

  By this prospectus, we may offer in one or more separate offerings up to $1,500,000,000 of our debt securities and warrants to purchase debt securities. The debt securities may be issued in one or more series, will be unsecured and will be either senior or subordinated obligations of Tribune. We will determine the terms for the debt securities and warrants at the time of sale. We will provide the specific terms of the debt securities and warrants in one or more supplements to this prospectus. You should read this prospectus and the applicable supplements carefully before you invest.

  Our executive offices are located at 435 North Michigan Avenue, Chicago, Illinois 60611, and our telephone number is (312) 222-9100.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  We may offer the debt securities and warrants in any of the following ways:

    . directly to purchasers;

    . through agents;

    . through dealers; or

    . through one or more underwriters or a syndicate of underwriters in an underwritten offering.

  Additional information on our plan of distribution can be found inside under "Plan of Distribution." We will further describe the plan of distribution for any debt securities and warrants in the applicable prospectus supplements.

  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------

               The date of this prospectus is            , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus......................................................   2
About Tribune..............................................................   2
Use of Proceeds............................................................   2
Ratios of Earnings to Fixed Charges........................................   3
Description of Debt Securities.............................................   3
Description of Warrants....................................................  13
Plan of Distribution.......................................................  15
Legal Matters..............................................................  16
Experts....................................................................  16
Where You Can Find More Information........................................  16

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement (No. 333-     ) that we
filed with the SEC utilizing a shelf registration process. Under this shelf process, we may offer the debt securities and warrants described in this prospectus in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $1,500,000,000. In this prospectus, we refer to the debt securities and the warrants collectively as the securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the debt securities being offered and, in the case of warrants, will describe the debt securities issuable upon exercise of the warrants and the offering price, if any, exercise price, duration or any other terms of the warrants. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under "Where You Can Find More Information."

                                 ABOUT TRIBUNE

  Tribune Company is a media company. Through our subsidiaries, we are engaged in the publishing of newspapers, books, educational materials and information in print and digital formats and the broadcasting, production and syndication of information and entertainment principally in metropolitan areas in the United States. We were founded in 1847 and incorporated in Illinois in 1861. As a result of a corporate restructuring in 1968, we became a holding company incorporated in Delaware.

                                USE OF PROCEEDS

  We expect to add substantially all of the net proceeds from the sale of the securities to our general funds to be used for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short-term marketable securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  Our ratios of earnings to fixed charges for each of the periods indicated are as follows:

                                                           Fiscal Year Ended
                                                                December
                                                        ------------------------
                                                        1998 1997 1996 1995 1994
                                                        ---- ---- ---- ---- ----
Ratio of earnings to fixed charges..................... 7.2  6.9  7.1  8.7  8.2

  For purposes of computing the foregoing ratios:

  (1) "earnings" consist of income from continuing operations plus income tax expense and losses on equity investments plus fixed charges (including amortization of capitalized interest but excluding capitalized interest and interest related to our guarantees of the debt of our employee stock ownership plan); and

  (2) "fixed charges" consist of interest, whether expensed or capitalized, the portion of rental payments on operating leases estimated to represent an interest component and interest related to our guarantees of the debt of our employee stock ownership plan.

                         DESCRIPTION OF DEBT SECURITIES

  The debt securities offered in this prospectus will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under our existing Indenture dated as of January 1, 1997 between Tribune and Bank of Montreal Trust Company, which we refer to as the senior indenture. We will issue the subordinated debt securities under an indenture to be entered into between Tribune and Bank of Montreal Trust Company, which we refer to as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures and Bank of Montreal Trust Company as the trustee. The senior indenture and a form of the subordinated indenture are each filed as an exhibit to the registration statement, which includes this prospectus.

  The provisions of the indentures that bear the same section numbers are substantially identical in substance, except that:

    . Article X of the senior indenture includes covenants of Tribune which are not included in the subordinated indenture; and

    . Article XIV of the subordinated indenture provides for the subordination of the subordinated debt securities, and has no counterpart in the senior indenture.

We describe the additional covenants in the senior indenture under "Certain Covenants of Tribune Under the Senior Indenture" and the subordination provisions in the subordinated indenture under "Subordination Under the Subordinated Indenture."

  The following is a brief summary of the debt securities and the indentures which does not purport to be complete and is subject to and qualified in its entirety by reference to the indentures. Wherever we refer to particular provisions of the indentures, those provisions are incorporated by reference as a part of the statements made in this prospectus and those statements are qualified in their entirety by that reference. References in italics are to section numbers in both of the indentures, unless otherwise noted.

General

  The indentures do not limit the amount of debt securities which we may issue under them. In addition, the indentures provide that the debt securities may be issued from time to time in series and will be our unsecured obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank junior and be subordinate to all of our senior indebtedness as we describe under "Subordination Under the Subordinated Indenture."

  Any prospectus supplement may contain a description of the following terms of the debt securities:

    . the title of the debt securities;

    . whether the debt securities constitute senior debt securities or subordinated debt securities;

    . the specific indenture under which the debt securities are issued;

    . the limit, if any, upon the aggregate principal amount of the debt securities;

    . the formula, if any, by which the principal amount of debt securities outstanding may be determined from time to time;

    . the dates on which or periods during which the debt securities may be issued and the date or dates on which the principal of (and premium, if any, on) those debt securities will be payable;

    . the rate or rates, if any, or the method of determining the rate or rates, at which the debt securities will bear interest, if any; the date or dates from which interest will accrue; the dates on which interest will be payable; and the regular record dates for the payment of interest;

    . the terms and conditions under which we may be obligated to redeem, repay, convert, exchange or purchase the debt securities under any sinking fund or analogous provisions or otherwise or at the option of a holder;

    . the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

    . if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

    . whether the debt securities are to be issued at less than the principal amount of those debt securities and the amount of discount with which those debt securities will be issued;

    . provisions, if any, for the defeasance of the debt securities;

    . if denominated in a currency other than United States dollars, the currency or composite currency in which the debt securities are to be denominated, or in which payments of the principal, premium, if any, and interest will be made and the circumstances, if any, when the currency of payment may be changed;

    . if we or a holder have the right to elect that the payments of the principal, premium, if any, or interest are to be made in a currency or composite currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made and how the exchange rate between the currency or composite currency in which those debt securities are denominated or stated to be payable and the currency in which those debt securities are elected to be paid pursuant to that election will be determined;

    . if the payments of principal, premium, if any, or interest may be determined with reference to one or more securities issued by Tribune or another company, any currency or other index, how those amounts shall be determined;

    . the right, if any, to extend the interest payment periods and the duration of those extensions;

    . whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for those global securities;

    . any additional events of default or covenants relating solely to the debt securities or any events of default or covenants generally applicable to debt securities which are not to apply to the particular series of debt securities; and

    . any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, neither indenture will afford the holder of any series of debt securities the right to tender those debt securities to us for repurchase or exchange, or provide for any increase in the rate or rates of interest per annum at which those debt securities will bear interest, in the event that we should become involved in a highly leveraged transaction.

  The debt securities may be issued under the indentures bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. We will describe, in the applicable prospectus supplement, any federal income tax consequences and other special considerations applicable to any such discounted debt securities or to other debt securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes.

  Our subsidiaries hold a substantial portion of our assets. Our right and the rights of our creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary. There is no restriction in the indentures against our subsidiaries incurring unsecured indebtedness.

  Unless otherwise described in the applicable prospectus supplement, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.02) In addition, all or a portion of the debt securities of any series may be issued in permanent registered global form which will be exchangeable for definitive debt securities only under certain conditions. (Section 2.03) The applicable prospectus supplement may indicate the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any registration of transfer or exchange of the debt securities. We may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with those transactions. (Section 3.05)

Global Securities

  The debt securities of each series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in the applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for that debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of any of those global securities may exchange their interests for definitive debt securities of that series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on those global debt securities and the specific terms of the depositary arrangement with respect to those global debt securities.

Certain Covenants of Tribune Under the Senior Indenture

  In our description of these covenants we use capitalized terms for which we provide definitions at the end of this section.

  Limitation on Indebtedness Secured by a Mortgage. The senior indenture provides that neither we nor any Restricted Subsidiary will become liable for any Indebtedness secured by any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance, which we refer to collectively as Mortgages, on any of our assets or those of a Restricted Subsidiary unless we secure or cause that Restricted Subsidiary to secure the senior debt securities equally with, or prior to, that secured Indebtedness. This restriction will not apply to Indebtedness secured by:

    . Mortgages on the property of any corporation, which Mortgages existed at the time that corporation became a Restricted Subsidiary;

    . Mortgages in favor of us or a Restricted Subsidiary;

    . Mortgages on our property or that of a Restricted Subsidiary in favor of any governmental entity or political subdivision in the U.S. or any other country to secure payment under any contract or statute or to secure any indebtedness used to fund the purchase or cost of construction or improvement of the property subject to those Mortgages;

    . Mortgages on any property subsequently acquired by us or any Restricted Subsidiary, contemporaneously with that acquisition or within 120 days after that acquisition, to secure or provide for the payment of any part of the purchase price of that property, or Mortgages assumed by us or any Restricted Subsidiary upon any property subsequently acquired by us or any Restricted Subsidiary which were existing at the time of that acquisition, provided that the amount of any Indebtedness secured by any Mortgage does not exceed the cost of the property covered by that Mortgage;

    . Mortgages representing the extension, renewal or refunding of any Mortgage referred to in the foregoing bullet point paragraphs; and

    . any other Mortgage, other than Mortgages referred to above, so long as the aggregate of all Indebtedness secured by Mortgages pursuant to this bullet point paragraph and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (with certain exceptions) does not exceed 10% of Consolidated Net Tangible Assets. (senior indenture, Section 10.07)

  Limitation on Sale and Lease-Back Transactions. The senior indenture provides that neither we nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either:

    . we or that Subsidiary would be entitled, under the covenant described under "Limitation on Indebtedness Secured by a Mortgage," to create, assume, guarantee or suffer Indebtedness in a principal amount equal to or exceeding the Value of that Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased without equally securing the senior debt securities; or

    . we, within four months after the effective date of that transaction, apply an amount equal to the greater of (x) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (y) the Value of that Sale and Lease-Back Transaction, to the voluntary retirement of the senior debt securities or our other unsubordinated Indebtedness. (senior indenture, Section 10.08)

  Certain Definitions.

  "Consolidated Net Tangible Assets" is defined in the senior indenture to mean total consolidated assets of us and our Consolidated Subsidiaries, less:

    . current liabilities of us and our Consolidated Subsidiaries;

    . contracts payable for broadcast rights;

    . the net book amount of all intangible assets of us and our Consolidated Subsidiaries;

    . appropriate amounts to account for minority interests of other persons holding stock in Subsidiaries; and

    . investments in Subsidiaries (other than Restricted Subsidiaries) aggregating in excess of 10% of the Net Worth of us and our Consolidated Subsidiaries. (senior indenture, Section 10.07)

  "Consolidated Subsidiary" is defined in the senior indenture to mean a Subsidiary the accounts of which are consolidated with our accounts for public financial reporting purposes. (senior indenture, Section 1.01)

  "Indebtedness" is defined in the senior indenture to mean:

    . long-term liabilities representing borrowed money and purchase money obligations as shown on the liability side of a balance sheet (other than liabilities evidenced by obligations under leases and contracts payable for broadcast rights);

    . indebtedness secured by any mortgage, pledge or lien existing on property owned subject to that mortgage, pledge or lien, whether or not that secured indebtedness has been assumed; and

    . contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing bullet point paragraphs, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness). (senior indenture, Section 10.07)

  "Net Worth" is defined in the senior indenture to mean the aggregate amount of stockholders' investment as determined in accordance with generally accepted accounting principles. (senior indenture, Section 10.07)

  "Principal Property" is defined in the senior indenture to mean any manufacturing or printing plant, warehouse, office building, power plant or transmission facility owned by us or any Subsidiary or any property or right owned by or granted to us or any Subsidiary and used or held for use in the newspaper, newsprint, radio or television business conducted by us or any Subsidiary, except for any such property or right which, in the opinion of our board of directors, is not material to the total business conducted by us and our Subsidiaries considered as one enterprise. (senior indenture, Section 1.01)

  "Restricted Subsidiary" is defined in the senior indenture to mean each of our Subsidiaries as of the date of the senior indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of our board of directors before, or within 120 days following, that creation or acquisition. (senior indenture, Section 10.07)

  A "Sale and Lease-Back Transaction" is defined in the senior indenture as the leasing by us or a Subsidiary for a period of more than three years of any Principal Property which has been sold or is to be sold or transferred by us or any such Subsidiary to any party (other than us or a Subsidiary) to which funds have been or will be advanced by that party on the security of the leased property. (senior indenture, Section 10.08)

  "Subsidiary" is defined in the indentures to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries or by us and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency. (Section 1.01)

  "Value" is defined in the senior indenture to mean, with respect to any particular Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:

    . the net proceeds of the sale or transfer of the property leased pursuant to that Sale and Lease-Back Transaction; or

    . the fair value in the opinion of our board of directors of that property at the time we entered into that Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term. (senior indenture, Section 10.08)

Consolidation, Merger and Sale of Assets

  Each indenture provides that we may not consolidate with or merge into any other corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any other party, unless, among other things:

    . the corporation formed by that consolidation or into which we are merged or the party which acquires by conveyance or transfer, or which leases our properties and assets substantially as an entirety, is organized and existing under the laws of the United States, any State or the District of Columbia and expressly assumes our obligations on the debt securities and under each indenture by means of an indenture supplemental to each indenture; and

    . immediately after giving effect to that transaction no Event of Default (as we define it below), and no event which, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing. (Section 8.01)

Events of Default, Waiver and Notice

  With respect to the debt securities of any series an "Event of Default" is defined in each indenture as being:

    . default for 30 days in payment of any interest upon the debt securities of that series and, with respect to any series of subordinated debt securities, that payment has not been extended or deferred;

    . default in payment of the principal of or premium, if any, on the debt securities of that series when due either at maturity or upon acceleration, redemption or otherwise;

    . our default in the performance of any other of the covenants or warranties in the applicable indenture which shall not have been remedied for a period of 60 days after notice of default; and

    . certain events of bankruptcy, insolvency or reorganization of us or any Significant Subsidiary. (Section 5.01).

  "Significant Subsidiary" is defined in the indentures to mean any Subsidiary:

    . which, as of the close of our fiscal year immediately preceding the date of determination, contributed more than 7% of our and our Subsidiaries' consolidated gross operating revenues; or

    . the Net Worth of which (determined in a manner consistent with the manner of determining our and our Subsidiaries' consolidated Net Worth) as of the close of the immediately preceding fiscal year exceeded 7% of our and our Subsidiaries' consolidated Net Worth. (Section 5.01)

  Within 90 days after the occurrence of any default under the applicable indenture with respect to the debt securities of any series, the trustee is required to notify the holders of debt securities of that series of any default (except in payment of principal of or premium, if any, or interest on any debt securities), unless the board of directors, the executive committee or a trust committee of directors or officers of the trustee in good faith considers it in the interest of the holders of debt securities of that series not to do so. (Section 6.02)

  Each indenture provides that if an Event of Default with respect to debt securities of any series has occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the entire principal and accrued interest of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree for the payment of money based on that acceleration has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past defaults under the applicable indenture with respect to the debt securities of that series, except defaults in payment of principal of or premium, if any (other than by a declaration of acceleration), or interest on the debt securities of that series or covenants that may not be modified or amended without the consent of the holders of all outstanding debt securities of each series affected. (Sections 5.02 and 5.13)

  We will be required to furnish annually to the trustee under each indenture a statement as to our performance of our covenants and agreements under that indenture. (senior indenture, Section 10.09 subordinated indenture, Section 10.07)

  Subject to certain conditions set forth in the applicable indenture, the holders of a majority in principal amount of the then outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under that indenture with regard to that series. No holder of any debt securities of any series will have any right to institute any proceedings, judicial or otherwise, with respect to that indenture or any remedy under that indenture unless, among other things, the holder or holders of debt securities have offered to the trustee reasonable indemnity against costs, expenses and liabilities relating to those proceedings. (Sections 5.12 and 5.07)

Modification of the Indentures

  With respect to the debt securities, we and the applicable trustee may modify or amend each indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities affected by that modification or amendment. However, no such modification or amendment may, without the consent of the holders of all then outstanding debt securities affected by that modification or amendment:

    . change the due date of the principal of, or any installment of principal of or interest on, any debt security;

    . reduce the principal amount of, or rate of interest on, or any premium payable on redemption of any debt security;

    . reduce the principal amount of any debt security payable upon acceleration of the maturity of that debt security;

    . change the place or the currency of payment of principal of, or any premium or interest on, any debt security;

    . impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the due date of that debt security (or, in the case of redemption, on or after the redemption date of that debt security);

    . reduce the percentage in principal amount of any debt securities of any series then outstanding that is required to modify or amend that indenture or to waive compliance with certain provisions of that indenture or to waive certain defaults; or

    . modify certain provisions of that indenture regarding the amendment or modification of, or waiver with respect to, any provision of the indenture or the debt securities. (Section 9.02)

Subordination Under the Subordinated Indenture

  In our description of the subordination of the subordinated debt securities we use capitalized terms for which we provide definitions at the end of this section.

  The subordinated debt securities issued under the subordinated indenture will be unsecured and junior in right of payment to all Senior Indebtedness. This means that no payment on the subordinated debt securities may be made if:

    . any Senior Indebtedness is not paid when due, any applicable grace period with respect to any such payment default has ended and that default has not been cured or waived or ceased to exist; or

    . the maturity of any Senior Indebtedness has been accelerated because of a default and that acceleration has not been rescinded.

  On any distribution of assets of Tribune to creditors upon any dissolution, winding-up or liquidation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, reorganization or other proceedings, all principal of, premium, if any, interest and any other amounts due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. Upon payment in full of the Senior Indebtedness, the holders of the subordinated debt securities will assume rights similar to the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full. The subordinated debt securities will rank at least equal with all other subordinated debt securities issued by Tribune.

  "Senior Indebtedness" in the subordinated indenture means:

    . principal, premium, if any, and interest Tribune owes on and other amounts due in connection with:

     --indebtedness for money borrowed by Tribune; or

    --indebtedness evidenced by notes, bonds, debentures or similar evidences of indebtedness issued by Tribune;

    . all capital lease obligations of Tribune;

    . all indebtedness of Tribune for the deferred purchase price of property or services (other than on normal trade terms); and

    . all obligations of the type referred to above of other persons for the payment of which Tribune is responsible or liable as obligor or guarantor. (subordinated indenture, Section 14.01)

  Senior Indebtedness does not include:

    . any indebtedness that is by its terms junior to or equal with the subordinated debt securities;

    . any series of subordinated debt securities under the subordinated indenture;

    . trade accounts payable arising in the ordinary course of business;
      and

    . indebtedness of Tribune to any subsidiary of Tribune. (subordinated indenture, Section 14.01)

  The subordinated indenture does not limit the ability of Tribune and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities.

Defeasance

  If provision is made pursuant to Section 3.01 of the applicable indenture for the defeasance of a series of debt securities, and if that series is payable only in United States dollars (unless otherwise specifically provided), we, at our option, with regard to that series of debt securities:

    . will be discharged from any and all obligations in respect of those debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust); or

    . will not be subject to, among other things, the provisions of the indentures described above under "Consolidation, Merger and Sale of Assets," and the provisions of the senior indenture described above under "Limitation on Indebtedness Secured by a Mortgage," and "Limitation on Sale and Lease-Back Transactions,"

if we deposit with the trustee money or U.S. Government Obligations which will provide sufficient funds to pay all the principal of, and interest on, the debt securities of that series on the dates those payments are due. To exercise any such option, we are required to deliver to the trustee:

    . an opinion of a nationally recognized tax counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option and would cause the holders of the debt securities of that series to be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if we had not exercised that option, and, if we are being discharged from any and all obligations in respect of those debt securities (other than as specified above), accompanied by a ruling to that effect received from or published by the Internal Revenue Service; and

    . if the debt securities of that series are then listed on the New York
      Stock Exchange, an opinion of counsel to the effect that the debt securities of that series would not be delisted from the exchange as a result of the exercise of that option. (Sections 13.01 and 13.02)

The Trustee

  Bank of Montreal Trust Company, a wholly-owned subsidiary of Harris Trust and Savings Bank, will be the trustee under the indentures. The trustee is a depository for our funds and performs other services for us and transacts other banking business with us in the normal course of business. Bank of Montreal, an affiliate of the trustee, is a commercial lender under our credit facilities.

                            DESCRIPTION OF WARRANTS

  The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which those general provisions may apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

General

  We may offer warrants together with any series of debt securities offered by a prospectus supplement. Any warrants so offered will be attached to those debt securities and will entitle the holder of the warrants to purchase additional debt securities having the same terms and interest rate as the offered debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for the warrants, which we refer to as the warrant certificates, of that series, and the warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificates, is filed as an exhibit to the registration statement. The following summary of certain provisions of the forms of warrant agreement and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the warrant certificates.

  The prospectus supplement relating to a particular series of warrants, if any, may contain the terms of those warrants, including, where applicable:

    . the offering price;

    . the currency or currencies in which those warrants are being offered;

    . the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of debt securities purchasable upon exercise of those warrants;

    . the designation and terms of the series of debt securities with which those warrants are being offered and the number of those warrants being offered with each such debt security;

    . the date on and after which those warrants and the related series of debt securities will be transferable separately;

    . the principal amount of the debt securities purchasable upon exercise of each such warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon that exercise;

    . the date on which the right to exercise those warrants shall commence and the date on which that right shall expire; and

    . any other terms of those warrants not inconsistent with the applicable warrant agreement.

  Warrants of any series will be exchangeable into warrants of the same series representing in the aggregate the number of warrants surrendered for exchange. Warrant certificates may be presented for exchange or transfer at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants). Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the series of debt securities purchasable upon that exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon that exercise, or to enforce any of the covenants in the applicable indenture.

Exercise of Warrants

  Each warrant will entitle the holder thereof to purchase that principal amount of the related series of debt securities at that exercise price as shall in each case be set forth in, or calculable as set forth in, the prospectus supplement relating to that warrant. Warrants of a series may be exercised at the corporate trust office of the warrant agent for that series (or any other office indicated in the prospectus supplement relating to that series) at any time on or after the exercise date indicated in the prospectus supplement relating to those warrants and prior to 5:00 P.M., Chicago time (unless otherwise indicated in that prospectus supplement), on the expiration date set forth in that prospectus supplement. After the close of business on the expiration date relating to that series of warrants, unexercised warrants of that series will be void.

  Warrants of a series may be exercised by delivery to the appropriate warrant agent for payment, as provided in the prospectus supplement relating to that series of warrants, of the consideration required to purchase the principal amount of the series of debt securities purchasable upon that exercise, together with certain information as set forth on the reverse side of the warrant certificate evidencing those warrants. Those warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the warrant certificate evidencing those warrants within five business days. Upon receipt of payment and a properly completed and duly executed warrant certificate, at the corporate trust office of the appropriate warrant agent (or any other office indicated in the prospectus supplement relating to that series of warrants), we will, as soon as practicable, issue and deliver the principal amount of the series of debt securities purchasable upon that exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued and delivered for the remaining amounts of warrants.

                              PLAN OF DISTRIBUTION

  We may sell the securities in any of four ways:

    .directly to purchasers;

    .through agents;

    .through dealers; or

    . through one or more underwriters or a syndicate of underwriters in an underwritten offering.

  With respect to each series of securities, the terms of any offering, including the name or names of any underwriters, dealers or agents, the purchase price of those securities and the proceeds to us from that sale, any underwriting discounts, selling commissions and other items constituting underwriters', dealers' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, and any securities exchanges on which the securities of that series may be listed, will be set forth in, or may be calculated from the information set forth in, the related prospectus supplement. Underwriters named in the prospectus supplement are deemed to be underwriters only in connection with the securities offered by that prospectus supplement.

  If we sell securities through underwriters, the underwriters will acquire the securities for their own account. The securities may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities offered by the prospectus supplement if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  We may also sell the securities directly or through agents (which may also act as principals) which we may designate from time to time. Any agent involved in the offer or sale of the securities with regard to which this prospectus is delivered will be named, and any commissions we may pay to that agent will be set forth in, or may be calculated from the information set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. In the case of sales we may directly make, no commission will be payable.

  If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Those contracts will be subject to the conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of those contracts.

  Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make with respect to those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

  In the event that the securities of any series are not listed on a national securities exchange, certain broker-dealers may make a market in the securities of that series, but will not be obligated to do so and may discontinue any market making at any time without notice. We can give no assurance that any broker-dealer will make a market in the securities or as to the liquidity of the trading market for the securities. The prospectus supplement with respect to the securities of any series will state, if known, whether or not any broker-dealer intends to make a market in those securities. If no such determination has been made, the prospectus supplement will so state.

                                 LEGAL MATTERS

  Certain legal matters relating to the securities will be passed upon for us by Sidley & Austin, Chicago, Illinois, and for the underwriters and agents, if any, by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

  The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 27, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

  The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or a prospectus supplement or by information that we file subsequently with the SEC that is incorporated by reference into this prospectus. We are incorporating by reference the following document that we have filed with the SEC and our future filings of annual, quarterly and current reports and proxy statements with the SEC until our offering of the securities is completed:

    . Annual Report on Form 10-K for the year ended December 27, 1998.

  This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are also available at the SEC's Public Reference Room or through its web site.

  You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

           Corporate Relations Department
           Tribune Company
           Suite 600
           435 North Michigan Avenue
           Chicago, Illinois 60611
           Telephone (312) 222-3238.

  You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement, and in any pricing supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement or any pricing supplement is accurate as of any date other than the date on the cover of the document. We are not making an offer of the securities in any state in which the offer or sale is not permitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions.*

      Securities and Exchange Commission registration fee............. $417,000
      Accounting fees.................................................   50,000
      Trustee's fees and expenses.....................................   30,000
      Printing, distribution, and engraving fees......................   75,000
      Rating agency fees..............................................  200,000
      Legal fees and expenses.........................................   50,000
      Miscellaneous...................................................    8,000
                                                                       --------
          Total....................................................... $830,000
                                                                       ========

--------
*All amounts are estimated except for the Securities and Exchange Commission registration fee.

Item 15. Indemnification of Directors and Officers.

  Certain provisions of the General Corporation Law of the State of Delaware (the "DGCL") provide that the Registrant may indemnify the directors and officers of the Registrant and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. Article TWELFTH of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law. In accordance with
Section 102(b)(7) of the DGCL, the Registrant's Restated Certificate of Incorporation provides that no directors of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) transactions from which the director derives an improper personal benefit.

  Pursuant to Section 145 of the DGCL and the Registrant's Restated Certificate of Incorporation, the directors and officers of the Registrant are covered by Directors and Officers Liability and Corporation Reimbursement insurance policies.

  Reference is made to Section 7 of the form of Underwriting Agreement (filed as Exhibit 1.1 to this Registration Statement) and Section 8 of the form of Selling Agency Agreement (filed as Exhibit 1.2 to this Registration Statement), which provide for indemnification of directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, in certain circumstances.

Item 16. Exhibits.

  Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.

      Number                             Description
      ------                             -----------
       *1.1  Form of proposed Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement on Form
             S-3, File No. 333-66077).
       *1.2  Form of proposed Selling Agency Agreement (incorporated by reference to Exhibit 1.2 to the Registrant's Registration
             Statement on Form S-3, File No. 333-66077).
       *4.1  Indenture dated as of January 1, 1997 between the Registrant and
             Bank of Montreal Trust Company pursuant to which the senior debt securities will be issued (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated January 14,
             1997).
        4.2  Form of Indenture between the Registrant and Bank of Montreal
             Trust Company pursuant to which the subordinated debt securities will be issued.
       *4.3  Forms of proposed senior debt securities (incorporated by reference to Exhibit 4.2 to the Registrant's Registration
             Statement on Form S-3, File No. 333-66077).
        4.4  Form of proposed subordinated debt securities (to be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference).
       *4.5  Forms of proposed warrant agreement and warrant certificates
             (incorporated by reference to Exhibit 4.3 to the Registrant's
             Registration Statement on Form S-3, File No. 33-45793).
        5    Opinion of Sidley & Austin.
      *12    Statement of Computation of Ratios of Earnings to Fixed Charges
             (incorporated by reference to Exhibit 12 to the Registrant's
             Annual Report on Form 10-K for the year ended December 27, 1998).
       23.1  Consent of PricewaterhouseCoopers LLP.
       23.2  Consent of Sidley & Austin (included in Exhibit 5).
       24    Powers of Attorney (contained in the Signatures page to this
             Registration Statement).
       25.1  Form T-1 Statement of Eligibility of Bank of Montreal Trust
             Company under the Trust Indenture Act of 1939, as trustee under the senior indenture.
       25.2  Form T-1 Statement of Eligibility of Bank of Montreal Trust
             Company under the Trust Indenture Act of 1939, as trustee under the subordinated indenture.

Item 17. Undertakings.

The Registrant hereby undertakes:

  (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

      (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (1) and
  (2) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) To file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
  Section 305(b)(2) of such Act.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of March 24, 1999.

                                          Tribune Company

                                                   /s/ John W. Madigan
                                          By: _________________________________
                                                      John W. Madigan
                                               Chairman, President and Chief
                                                     Executive Officer

  KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Madigan and James C. Dowdle, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of March 24, 1999.

                 Signature                                       Title
                 ---------                                       -----
           /s/ John W. Madigan
-------------------------------------------
              John W. Madigan                   Chairman, President and Chief Executive
                                                          Officer and Director
                                                     (principal executive officer)
           /s/ James C. Dowdle
-------------------------------------------
              James C. Dowdle                    Executive Vice President and Director
         /s/ Donald C. Grenesko
-------------------------------------------
            Donald C. Grenesko                     Senior Vice President/Finance and
                                                             Administration
                                                     (principal financial officer)

                 Signature                                       Title
                 ---------                                       -----
           /s/ R. Mark Mallory
-------------------------------------------
              R. Mark Mallory                        Vice President and Controller
                                                     (principal accounting officer)
         /s/ Diego E. Hernandez
-------------------------------------------
            Diego E. Hernandez                                  Director
         /s/ Robert E. La Blanc
-------------------------------------------
            Robert E. La Blanc                                  Director
         /s/ Nancy Hicks Maynard
-------------------------------------------
            Nancy Hicks Maynard                                 Director
          /s/ Andrew J. McKenna
-------------------------------------------
             Andrew J. McKenna                                  Director
           /s/ Kristie Miller
-------------------------------------------
              Kristie Miller                                    Director
          /s/ James J. O'Connor
-------------------------------------------
             James J. O'Connor                                  Director
         /s/ Donald H. Rumsfeld
-------------------------------------------
            Donald H. Rumsfeld                                  Director
           /s/ Patrick G. Ryan
-------------------------------------------
              Patrick G. Ryan                                   Director
           /s/ Dudley S. Taft
-------------------------------------------
              Dudley S. Taft                                    Director
           /s/ Arnold R. Weber
-------------------------------------------
              Arnold R. Weber                                   Director

                                 EXHIBIT INDEX

 Number                               Description
 ------                               -----------
  1.1   Form of proposed Underwriting Agreement (incorporated by reference to
        Exhibit 1.1 to the Registrant's Registration Statement on Form S-3,
        File No. 333-66077).
  1.2   Form of proposed Selling Agency Agreement (incorporated by reference to
        Exhibit 1.2 to the Registrant's Registration Statement on Form S-3,
        File No. 333-66077).
  4.1   Indenture dated as of January 1, 1997 between the Registrant and Bank of Montreal Trust Company pursuant to which the senior debt securities will be issued (incorporated by reference to Exhibit 4 to the
        Registrant's Current Report on Form 8-K dated January 14, 1997).
  4.2   Form of Indenture between the Registrant and Bank of Montreal Trust
        Company pursuant to which the subordinated debt securities will be issued.
  4.3   Forms of proposed senior debt securities (incorporated by reference to
        Exhibit 4.2 to the Registrant's Registration Statement on Form S-3,
        File No. 333-66077).
  4.4   Form of proposed subordinated debt securities (to be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference).
  4.5   Forms of proposed warrant agreement and warrant certificates
        (incorporated by reference to Exhibit 4.3 to the Registrant's
        Registration Statement on Form S-3, File No. 33-45793).
  5     Opinion of Sidley & Austin.
 12     Statement of Computation of Ratios of Earnings to Fixed Charges
        (incorporated by reference to Exhibit 12 to the Registrant's Annual
        Report on Form 10-K for the year ended December 27, 1998).
 23.1   Consent of PricewaterhouseCoopers LLP.
 23.2   Consent of Sidley & Austin (included in Exhibit 5).
 24     Powers of Attorney (contained in the Signatures page to this
        Registration Statement).
 25.1   Form T-1 Statement of Eligibility of Bank of Montreal Trust Company
        under the Trust Indenture Act of 1939, as trustee under the senior indenture.
 25.2   Form T-1 Statement of Eligibility of Bank of Montreal Trust Company
        under the Trust Indenture Act of 1939, as trustee under the subordinated indenture.